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Exhibit 99.1

CONNECT-CARE, LLC

Financial Statements
for the year ended
December 31, 2002

CONNECT-CARE, LLC

Independent Auditors' Report

To the Board of Managers
Connect-Care, LLC
Alpharetta, Georgia

        We have audited the accompanying balance sheet of Connect-Care, LLC as of December 31, 2002, and the related statements of operations, changes in members' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connect-Care, LLC as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Atlanta, Georgia
February 27, 2003

Connect-Care, LLC
Balance Sheet
December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$23,972
Accounts receivable, net of allowance for doubtful accounts of $137,144	982,435
Prepaid expenses and other current assets	49,650

Total current assets	1,056,057
Property and equipment, net	44,216

Total assets	$1,100,273

Liabilities and Members' Deficit
Current liabilities:
Accounts payables and accrued expenses	$529,434
Deferred revenue	804,948

Total current liabilities	1,334,382
Note payable to member	3,583,660
Accrued interest	567,943

Total liabilities	5,485,985

Commitments and contingencies (Note 7)
Members' deficit
Common stock, no par; 15,000,000 shares authorized; 15,000,000 shares issued	1,640,405
Notes receivable due from employees	(25,706)
Accumulated deficit	(6,000,411)

Total members' deficit	(4,385,712)

Total liabilities and members' deficit	$1,100,273

The accompanying notes are an integral part of these financial statements

Connect-Care, LLC
Statement of Operations
December 31, 2002

Revenue
Software licenses	$975,744
Professional services	771,776
Support and maintenance	917,661

2,665,181

Costs and expenses
Cost of revenue:
Software licenses	155,525
Professional services	460,553
Support and maintenance	354,447
Selling and marketing	444,432
Product development	265,998
General and administrative	980,744

2,661,699

Income from operations	3,482

Interest expense	206,001

Net loss	$(202,519)

The accompanying notes are an integral part of these financial statements

Connect-Care, LLC
Statement of Changes in Members' Deficit
December 31, 2002

	Shares	Common Stock	Notes Receivable from Employees	Accumulated Deficit	Total
Balance, December 31, 2001	14,359,100	$1,579,687	$(23,894)	$(5,797,892)	$(4,242,099)
Share repurchase adjustment	640,900	58,906	—	—	58,906
Accrued interest on note receivable	—	1,812	(1,812)	—	—
Net loss	—	—	—	(202,519)	(202,519)

Balance, December 31, 2002	15,000,000	$1,640,405	$(25,706)	$(6,000,411)	$(4,385,712)

The accompanying notes are an integral part of these financial statements.

Connect-Care, LLC
Statement of Cash Flows
December 31, 2002

Cash flows from operating activities:
Net loss	$(202,519)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	43,984
Bad debt expense	53,476
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(404,690)
(Increase) decrease in prepaid expenses and other current assets	10,321
Increase (decrease) in accounts payable and other accrued expenses	250,435
Increase in deferred revenue	210,981
Increase in accrued interest	204,187

Net cash provided by operating activities	166,175

Cash flows from investing activities:
Purchases of property and equipment, net	(9,727)

Cash flows from financing activities:
Advances from member	65,000
Repayment of advances from member	(396,295)

Net cash used in financing activities	(331,295)

Net decrease in cash and cash equivalents	(174,847)
Cash and cash equivalents, beginning of period	198,819

Cash and cash equivalents, end of period	$23,972

The accompanying notes are an integral part of these financial statements

CONNECT-CARE, LLC
Notes to Financial Statements
December 31, 2002

Note 1—Nature of the business

        Connect-Care, LLC formerly ProAmerica, LLC, (the "Company"), a Georgia limited liability company and a wholly-owned subsidiary of Dickens Holdings, LLC (the "Parent"), provides software solutions to assist customers in managing their relationships with customers. In addition, the Company offers system planning, design, and implementation services that tailor the solution to each customer's specifications and a variety of post-implementation services, such as help desk and technical support.

        On April 1, 1998, the Company's former parent was acquired. In connection therewith, the shareholders of the former parent formed the Parent for purposes of holding the outstanding shares of the Company. Concurrently, with the incorporation, notes payable to shareholders totaling $1,078,000 and outstanding advances to the former parent of $560,593 were contributed to capital in exchange for 100% of the outstanding common stock issued to the Parent. The formation of the Company was accounted for as a reorganization by related parties and historical cost basis was used as the basis in all assets and liabilities at the date of incorporation.

        The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has substantially incurred losses from operations since its inception and has a net members' deficit. Management's plans with regard to these matters include continued development, marketing and licensing of its products, reduction of expenses, as well as seeking additional financing arrangements. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient license fees from its products or financing on terms acceptable to the Company. The Company's financial statements have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. See Note 9 with respect to subsequent events related to this matter.

Note 2—Summary of significant accounting policies

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ form those estimates.

Cash and cash equivalents

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of credit risk

        Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. At December 31, 2002, three customers accounted for 25%, 19%, and 11% of gross accounts receivable. For the year ended December 31, 2002, two customers accounted for approximately 31% of total revenue.

Property and equipment

        Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

Research and development and software development costs

        Costs incurred in the research and development of the Company's products consists principally of compensation and benefits paid to the Company's employees and are expensed as incurred. No software development costs were capitalized during the year ended December 31, 2002.

Revenue recognition

        The Company's revenue is derived from primarily three sources: (i) software license revenue, derived primarily from software licenses to resellers and end users, (ii) service revenue, derived primarily from providing support, education and consulting services to end users, and (iii) maintenance revenues derived from a commitment on the part of the Company to provide software patches and version upgrades to existing software as they are released. Revenue from software licenses is recognized upon execution of a contract and completion of delivery obligations, provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable. Revenue from support and maintenance services is recognized ratably over the contractual period. Payments for support and maintenance fees are generally made in advance and are nonrefundable. Revenue from education and consulting services is recognized as the related services are performed. When applicable, the Company accrues for material estimated warranty costs at the time revenue is recognized.

        Revenues from contracts with multiple element arrangements, such as those including installation and integration services, are recognized as each element is earned based on objective evidence of the relative fair value of each element and when there are no undelivered elements essential to the functionality of the delivered elements.

        Deferred revenue includes amounts received and/or invoiced that do not meet the Company's revenue recognition criteria as of the balance sheet date, such as advanced billings for support and maintenance.

        The Company presents accounts receivable at the amount of the net sale, and provides for an allowance for doubtful accounts based on an evaluation of the collectibility of specific receivable accounts at the reporting date. This evaluation includes such matters as past-due status and prior history with the customer.

Accounting for stock-based compensation

        Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, utilizing the intrinsic value method. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and the related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

        In March 2001, the Company established the ProAmerica Systems, LLC Option Plan (the "Plan") for its employees and key persons, as defined by the Plan. The Plan is administered by the compensation committee of the Board of Managers. The granting of stock options is at the sole discretion of the compensation committee of the Board of Managers. A maximum of 196,400 non-voting stock options may be granted under the Plan. The exercise price of the stock options is equal to the fair market value of the Company's common stock at the date of grant. Generally, stock options vest and become exercisable ratably over a three-year period; however, no stock options shall be exercisable prior to the occurrence of a triggering event, as defined by the Plan, which includes among other events a change in controlling ownership as defined by the Plan, or an initial public offering of the Company's common stock. Stock options contingent on the occurrence of future events are accounted for under variable accounting with compensation expense being recorded at the date of the triggering event to the extent fair value on that date exceeds the exercise price of the option. No accounting is performed on these contingent stock options until a triggering event becomes probable. As of December 31, 2002, a total of 57,500 stock options were outstanding.

        No compensation cost has been recognized for employee stock-based compensation in 2001. No stock-based awards were granted prior to 2002, and no cost has been determined to be applicable for proforma disclosures in accordance with SFAS 123.

        The following table summarizes the activity of the Company's stock option plan:

	Year ended December 31, 2002
	Number of Options	Weighted Average Exercise Price
Outstanding—beginning of period	$57,500	$0.09
Granted and cancelled	0

Outstanding—end of period	$57,500

        The following table summarizes information about stock options outstanding at December 31, 2002:

Range of Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.09	57,500	9.8 years	$0.09	0	$0.09

Comprehensive income

        SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to include the reporting of comprehensive income. Comprehensive income is comprised of two components, net income and other comprehensive income. For the year ended December 31, 2002, the Company's comprehensive loss was the same as its net loss.

Income taxes

        The Company has elected limited liability corporation status, as defined by the Internal Revenue code, for federal tax reporting purposes. Accordingly, the members include the Company's net income in individual returns, and the Company has made no income tax provision. The Company's tax return and the amounts of allocable profits or losses are subject to examination by taxing authorities. If such examinations result in changes to the Company's profits or losses, the tax liabilities of the Company's members could be changed accordingly.

Long-lived assets

        The Company continually evaluates whether events and circumstances indicate that the remaining carrying amount of an asset may not be recoverable or the remaining useful life may warrant a revision. To make this evaluation, the Company uses an estimate of undiscounted future cash flows over the remaining life of the asset.

New accounting pronouncements

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. The provisions of SFAS 141 apply to all business combinations after June 30, 2001. The provisions of SFAS 142 for existing goodwill and other intangible assets are required to be implemented effective January 1, 2002. The adoption of SFAS 141 and SFAS 142 has not had an impact on the Company's financial position or results of operations.

        In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement supercedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." However, it retains the fundamental provisions of SFAS 121 for the recognition and measurement of the impairment of long-lived assets to be disposed of by sale. The adoption of SFAS 144 has not had an impact on the Company's financial position or results of operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which nullifies Emerging Issues Task Force Issue No. 94-3 and requires that liabilities for costs associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 15, 2002. The Company adopted SFAS 146 for the year-ended December 31, 2002. The adoption of this SFAS has not had an impact on the Company's financial position or results of operations.

Note 3—Property and equipment

	Estimated Useful Life (Years)	December 31, 2002
Computer equipment and software	2-3	$24,187
Furniture and fixtures	5-7	352,785
Leasehold improvements	Life of lease	8,329

Less: Accumulated depreciation		(341,085)

		$44,216

        Depreciation expense for the year ended December 31, 2002 was $43,984.

Note 4—Common stock

        In March 2001, the Company and its member agreed to split the stock of the Company to increase the total amount of common shares outstanding from 100,000 to 15,000,000. Concurrently, the member agreed to sell shares to establish the restricted stock plan (see Note 6) and stock option plan (see note 5) for the Company's employees. The price paid for such shares was based upon an independent valuation of the Company in February 2001. The amount payable by the Company for these shares is due upon the issuance of restricted stock or exercise of an employee stock option to the member of the Company. The total amount payable at December 31, 2002 was $23,894 and is classified in accrued expenses. The shares collected by the Company were recorded as treasury stock. Of the total shares of stock authorized, the ratio of Voting Shares to Non-Voting Shares is 9 to 1. Each share of common stock with voting rights is entitled to one vote. The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of termination of employment or change of control, as defined in the Plan. Included in common stock as of December 31, 2002 are 259,100 restricted shares subject to repurchase (see Note 5).

Note 5—Restricted share purchase plan

        In March 2001, the Company adopted the Restricted Share Purchase Plan (the "Restricted Plan") and reserved 703,600 shares of non-voting common stock for issuance there under. Under the Restricted Plan, the Company's executives may receive grants of restricted stock or options to purchase common stock for a limited period of time at a purchase price per share that is equal to the fair market value of the Company's common stock at the date of grant. The Restricted Plan is administered by the compensation committee of the Board of Managers, and the granting of the restricted shares is at the sole discretion of the Compensation Committee of the Board of Managers. The Company has the right to repurchase shares under the Restricted Plan upon a participant's termination prior to a change in control, as defined by the Restricted Plan, for 12 months following the termination at amount defined by the Restricted Plan. As of December 31, 2002, 259,100 shares have been granted to the Company's executives under the Restricted Plan. The shares issued under this Restricted Plan were purchased by employees utilizing notes issued to the Company. The notes are with recourse and the interest rate on the notes is reset annually to correspond with the prime rate as published by the Wall Street Journal. The notes are payable in full upon the earlier of a change of control, termination of employment or December 31, 2010.

Share redemption agreement

        Concurrent with the establishment of the Plan and the Restricted Plan, the Company entered into a share redemption agreement with the Parent (the "Redemption Agreement.") Under the Redemption Agreement, the Company and Parent, the sole member of the Company, agreed that upon the purchase of shares under the Restricted Plan by a Company executive, the Company will redeem the equivalent amount of shares from the Parent to issue to the purchasing shareholder. The shares will be redeemed from the Parent at the equivalent consideration received from the purchasing shareholder, which will equal the then fair market value at the date of grant and redemption.

Note 6—401(k) savings plan

        During 1998, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Employees may contribute up to 25% of total compensation for each payroll period, subject to 401(k) limitations. Company contributions to the plan may be made at the discretion of the Board of Managers. To date, there were no contributions made to the Plan by the Company.

Note 7—Commitments and contingencies

        The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $195,000 for the year ended December 31, 2002.

        Future minimum lease payments under non-cancelable operating leases at December 31, 2002 are approximately $125,000 for 2003, and $25,000 for 2004.

Royalties

        In December 1998, the Company entered into a software reseller agreement with a third party. As of December 31, 2002, the Company is committed to make minimum future royalty payments of $13,450.

Note 8—Related party transactions

        The Company has engaged in certain transactions with its Parent. At December 31, 2002, the Company had outstanding advances from the Parent of $3,583,660, which are payable on demand. The Parent had indicated it will not seek payment on the advances before January 1, 2004. The Company did not make any cash payments to the Parent for interest during the years ended December 31, 2002 and 2001.

Note 9—Subsequent Events

        Subsequent to December 31, 2002, effective January 1, 2003, the Company elected to convert from a limited liability company to a sub-chapter S Corporation.

        Subsequent to December 31, 2002 the Company entered into an agreement to be acquired by another company. The acquisition transaction is expected to be finalized on February 28, 2003 and is a stock acquisition of the Company.

Note 10—Share redemption adjustment

        During the year ended December 31, 2002 the Company adjusted the shares    presented for redemption under the share redemption plan (see Note 5) to reflect the redeemed shares to be 259,100 shares, consistent with the shares under the restricted stock plan.

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  Exhibit 99.1